EXHIBIT 99.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


I, David G. Zahka, Chief Financial Officer of Talk America Holdings, Inc. (the "Company"), have reviewed the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 and, based on the inquiries I have made or caused to be made in the fulfillment of my responsibilities as the Chief Financial Officer of Talk America Holdings, Inc., I hereby certify that:

          (i) the Talk America Holdings, Inc. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operation of Talk America Holdings, Inc.

This certificate is being made for the exclusive purpose of compliance by the Chief Financial Officer of Talk America Holdings, Inc. with the requirements of
Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to Talk America Holdings, Inc. and will be retained by Talk America Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/  David  G.  Zahka
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David  G.  Zahka
Chief  Financial  Officer
May  14,  2003